CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252089 on Form S-3 and Registration Statement No. 333-261393 on Form S-8 of our report dated March 31, 2025, with respect to our audit of the consolidated financial statements of Spruce Power Holding Corporation as of December 31, 2024 and for the year then ended, which report is included in this Annual Report on Form 10-K of Spruce Power Holding Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas
March 31, 2026